Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED MERCHANDISING AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of March 8, 2017 and effective as of the Effective Date, is entered into by and between (1) Sears, Roebuck and Co., a New York corporation (“SRC”), Kmart Corporation, a Michigan corporation (“Kmart” and, together with SRC, “Sears”) and Sears Holdings Corporation, a Delaware corporation (“SHC”), (2) Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHO”), Sears Authorized Hometown Stores, LLC, a Delaware limited liability company (“SAHS”) and Sears Outlet Stores, L.L.C., a Delaware limited liability company (“Outlet Co.” and, together with SHO and SAHS, “Licensee”) and (3) solely for purposes of Section 1.4 and Section 1.6.5, Stanley Black & Decker, Inc. (“Stanley”), to amend the Amended and Restated Merchandising Agreement, retroactive to May 1, 2016, by and among Sears, SHC and Licensee (the “Agreement”). SHC, Sears, Licensee and Stanley are hereinafter referred to individually as a “Party” and collectively as the “Parties.” Defined terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the Agreement, Sears granted to Licensee a nonexclusive, nontransferable and revocable right and license to use the KCD Marks in connection with the marketing and sale of products sold under the KCD Marks;

WHEREAS, SHC entered into a purchase and sale agreement, dated as of January 5, 2017 (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), with Stanley, pursuant to which, on the terms and subject to the conditions set forth therein, SHC will sell certain assets and liabilities relating to its Craftsman business to Stanley (the “Transaction”);

WHEREAS, the Purchase Agreement contemplates the entry by SHC and Stanley into a license agreement as of the closing of the Transaction (such license agreement, as may be amended from time to time, the “Stanley License Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Stanley will license to SHC and its affiliates, including Sears, certain intellectual property rights;

WHEREAS, Licensee desires to obtain a sublicense to use the Craftsman Marks and SHC desires to grant such sublicense, subject to and in accordance with the terms, conditions and limitations of the Stanley License Agreement; and

WHEREAS, Sears, SHC and Licensee wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.1	Amendments. Pursuant to Section 22(i) of the Agreement, the Parties hereby agree to amend the terms of the Agreement as follows:

1.1.1	Partial Termination of License. The license granted by Sears to Licensee in Section 12(a)(iii) of the Agreement is hereby terminated with respect to: (a) the Craftsman name, all Marks that incorporate the Craftsman name and the sub-brand Marks associated with, and the trade dress related to, Craftsman (the “Craftsman Marks”) and (b) without prejudice to the foregoing clause (a), any products, equipment, advertising or promotional materials and any other item bearing any Craftsman Mark.

1.1.2	Grant of Sublicense. Subject to the terms, conditions and limitations of this Amendment and the Stanley License Agreement, SHC hereby grants to Licensee a nonexclusive, nontransferable, non-assignable, non-sublicenseable (except to customers and third-party contractors on behalf of Licensee’s business), revocable (subject to Section 2 of the Agreement and Section 15 of the Stanley License Agreement) right and license to use the Craftsman Marks, solely in connection with the marketing and sale of products or equipment bearing or otherwise utilizing the Craftsman Marks in the Territory (the “Sublicense”).

1.1.3	Payments by Licensee. Licensee shall continue to pay royalties to Sears with respect to products bearing the Craftsman Marks on the terms and subject to the conditions set forth in the Agreement, as if the license granted by Sears to Licensee in Section 12(a)(iii) of the Agreement with respect to the Craftsman Marks had not been terminated.

1.1.4	Other Terms of Agreement. Except as expressly amended by this Amendment, all other terms and conditions of the Agreement (including all schedules, exhibits and appendices thereto), including all terms and conditions that do not pertain to the Sublicense granted to Licensee, shall remain in full force and effect.

1.2	Obligations under Sublicense.

1.2.1	Licensee shall be subject in all respects to the covenants and restrictions applicable to SHC contained in the Stanley License Agreement insofar as they pertain to the Sublicense granted to Licensee under this Amendment.

1.2.2	Licensee agrees not to take any action that would cause SHC or any of its affiliates to be in violation of the Stanley License Agreement. Licensee shall indemnify and hold harmless SHC and its affiliates, directors, officers, employees, agents, successors and assigns for any breach by Licensee of this Amendment. SHC agrees not to take any action that would cause Licensee or any of its affiliates to be in violation of this Amendment. This Section 1.2.2 shall be subject to Section 14 and Section 16 of the Agreement.

1.2.3	The Parties acknowledge that the Sublicense is subject in all respects to the Stanley License Agreement, as it may be amended from time to time in accordance with this Section 1.2.3. SHC shall not elect to terminate (including pursuant to Section 15(d) of the Stanley License Agreement) the Stanley License Agreement or consent to any amendment of the Stanley License Agreement if such amendment would materially adversely affect, limit or terminate the rights or interests of Licensee under the Sublicense in a manner disproportionate relative to SHC, in each case, without Licensee’s prior written consent to such termination or amendment, as applicable. Subject to this Section 1.2.3, Licensee shall be bound by all such amendments and the Sublicense shall be subject to the terms of the Stanley License Agreement as in effect from time to time. For the avoidance of doubt, any termination of the Sublicense shall not terminate or otherwise affect the obligations of SHC to perform the other terms and conditions applicable to it or to any of SHO’s other rights in accordance with the Agreement or applicable law.

1.2.4	The Sublicense shall be on the same terms and subject to the same conditions as set forth in Section 12(a)(iii)(B) of the Agreement; provided, however, that if any provisions of the Stanley License Agreement impose greater restrictions or obligations on Licensee with respect to the Sublicense than those set forth in Section 12(a)(iii)(B) of the Agreement, Licensee shall comply with those more restrictive or burdensome provisions of the Stanley License Agreement.

1.3	Termination of Sublicense. SHC shall have the right to immediately terminate the Sublicense upon written notice if:

1.3.1	SHC no longer retains the right to sublicense the Craftsman Marks under the Stanley License Agreement;

1.3.2	Licensee materially breaches any of the terms of the Sublicense, and fails to cure such breach within 90 days from the date on which Licensee receives written notice of such breach from SHC or Stanley; provided, that, such 90-day cure period, whether triggered by a written notice from SHC or Stanley, shall be subject to the same extension provided to SHO by the last sentence of Section 15(c) of the Stanley License Agreement; or

1.3.3	Licensee ceases to sell products under the Craftsman Marks, such that no such products are sold for any consecutive six month period; provided, that, Licensee’s ceasing to sell such products under the Craftsman Marks is not caused by SHC ceasing to sell such products to SHO under the Agreement.

1.4	Waivers. (i) Sears hereby waives its right under Section 2(d)(i) of the Agreement, and agrees not, to terminate, solely based on the Transaction, its obligations under Section 3 of the Agreement to sell all KCD-Branded Products that are branded with a KCD Mark that is the subject of a KCD Mark Acquisition, and (ii) Stanley hereby waives its right pursuant to the second sentence of Section 5.18(a) of the Seller Disclosure Letter (as that term is defined in the Purchase Agreement), and agrees not, to deliver notice to SHC requesting that SHC deliver notice of such termination as described in (i) to Licensee.

1.5	Effectiveness. This Amendment shall be effective as of the Closing Date (as defined in the Purchase Agreement) (the “Effective Date”). SHC shall notify Licensee of the Effective Date on or promptly following such date.

1.6	Miscellaneous.

1.6.1	Headings. The section headings contained in this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or interpretation of this Amendment.

1.6.2	Precedence of Agreements. In the event of any conflict between this Amendment and any other agreement between the Parties with respect to the Craftsman Marks, this Amendment shall control.

1.6.3	Ratification. Except as amended by this Amendment, the Agreement remains unmodified and in full force and effect in accordance with its terms.

1.6.4	Inurement. This Amendment shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and permitted assignees.

1.6.5	Beneficiaries. The Parties acknowledge and agree that (i) Stanley is an intended beneficiary of this Amendment, and has the right to rely upon and directly enforce the provisions of this Section 1.6.5 and Sections 1.1.1, 1.1.2, 1.1.3, 1.2, 1.5 and 1.6.2 of this Amendment, and (ii) Licensee is an intended beneficiary under Section 1.4(ii) of this Amendment, and has the right to rely upon and directly enforce the provisions of Section 1.4(ii) of this Amendment. Stanley acknowledges and agrees that this Amendment satisfies Section 5.18(b) of the Seller Disclosure Letter (as that term is defined in the Purchase Agreement) of the Purchase Agreement and this Section 1.6.5 satisfies the third-party beneficiary acknowledgment as described under such Section 5.18(b). Except as set forth in this Section 1.6.5, this Amendment does not create benefits on behalf of any third person and will only be effective as to the Parties hereto and their respective successors and permitted assigns.

1.6.6	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, other than its conflict of laws principles.

1.6.7	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered (by telecopy, electronic delivery or otherwise) to the other Party. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment to the Amended and Restated Merchandising Agreement as of the date first written above.

SEARS, ROEBUCK AND CO.

By:	/s/ ROBERT A. RIECKER
	Name:	Robert A. Riecker
	Title:	Controller and Head of Capital Market Activities

KMART CORPORATION

By:	/s/ ROBERT A. RIECKER
	Name:	Robert A. Riecker
	Title:	Controller and Head of Capital Market Activities

SEARS HOLDINGS CORPORATION

By:	/s/ ROBERT A. RIECKER
	Name:	Robert A. Riecker
	Title:	Controller and Head of Capital Market Activities

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
	Name:	Charles J. Hansen
	Title:	Vice President, General Counsel, and Secretary

SEARS AUTHORIZED HOMETOWN STORES, LLC

By:	/s/ CHARLES J. HANSEN
	Name:	Charles J. Hansen
	Title:	Vice President

SEARS OUTLET STORES, L.L.C.

By:	/s/ CHARLES J. HANSEN
	Name:	Charles J. Hansen
	Title:	Vice President

Solely for purposes of Section 1.4 and Section 1.6.5, STANLEY BLACK & DECKER, INC.

By:	/s/ CORBIN WALBURGER
Name: Corbin Walburger
Title: Vice President, Business Development

[Signature Page to Amendment]